                                                                   EXHIBIT 10.21


================================================================================




                             CONTRIBUTION AGREEMENT




                                 BY AND BETWEEN




                              WILLIAM THOMAS ALLEN




                                       AND




                            MAGUIRE PROPERTIES, L.P.,
                         A MARYLAND LIMITED PARTNERSHIP




                          DATED AS OF NOVEMBER 11, 2002




================================================================================

                                TABLE OF CONTENTS

                                                                                                                               PAGE
                                                                                                                               -----
RECITALS.........................................................................................................................  1

ARTICLE 1. CONTRIBUTION OF PARTNERSHIP INTERESTS  AND EXCHANGE
          FOR PARTNERSHIP UNITS OR CASH .........................................................................................  3
     Section 1.1    Contribution Transaction.....................................................................................  3
     Section 1.2    Consideration and Exchange of Partnership Units..............................................................  3
     Section 1.3    Adjusted Consideration.......................................................................................  4
     Section 1.4    Tax Treatment of Transaction.................................................................................  4
     Section 1.5    Allocation of Total Consideration............................................................................  4
     Section 1.6    Term of Agreement............................................................................................  5
     Section 1.7    Final Year Allocations.......................................................................................  5

ARTICLE 2. CLOSING ..............................................................................................................  5
     Section 2.1    Conditions Precedent.........................................................................................  5
     Section 2.2    Time and Place...............................................................................................  6
     Section 2.3    Closing Deliveries...........................................................................................  6
     Section 2.4    Closing Costs................................................................................................  8

ARTICLE 3. REPRESENTATIONS AND WARRANTIES AND INDEMNITIES........................................................................  8
     Section 3.1    Representations and Warranties of the Operating Partnership..................................................  8
     Section 3.2    Representations and Warranties of Contributor................................................................  9
     Section 3.3    Indemnification..............................................................................................  9

ARTICLE 4. COVENANTS OF CONTRIBUTOR .............................................................................................  9
     Section 4.1    Covenants....................................................................................................  9
     Section 4.2    Consents..................................................................................................... 10

ARTICLE 5. RELEASES AND WAIVERS ................................................................................................. 11
     Section 5.1    General Release of Operating Partnership..................................................................... 11
     Section 5.2    General Release of Contributor............................................................................... 11
     Section 5.3    Waiver of Section 1542 Protections........................................................................... 11
     Section 5.4    Waiver of Rights Under Partnership Agreements, the Executive
                    Equity Agreements and the Equity Participation Program;
                    Consents With Respect to Partnership Interests............................................................... 12

ARTICLE 6. POWER OF ATTORNEY .................................................................................................... 14
     Section 6.1    Grant of Power of Attorney................................................................................... 14
     Section 6.2    Limitation on Liability...................................................................................... 15
     Section 6.3    Ratification; Third Party Reliance........................................................................... 15

ARTICLE 7. MISCELLANEOUS ........................................................................................................ 15
     Section 7.1    Dispute Resolution........................................................................................... 15
     Section 7.2    Further Assurances........................................................................................... 16
     Section 7.3    Counterparts................................................................................................. 16
     Section 7.4    Governing Law................................................................................................ 17

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
                                                                                                                               PAGE
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
     Section 7.5    Amendment; Waiver..........................................................................................   17
     Section 7.6    Entire Agreement...........................................................................................   17
     Section 7.7    Assignability..............................................................................................   17
     Section 7.8    Titles ....................................................................................................   17
     Section 7.9    Third Party Beneficiary....................................................................................   17
     Section 7.10   Severability ..............................................................................................   17
     Section 7.11   Equitable Remedies.........................................................................................   18
     Section 7.12   Confidentiality............................................................................................   18
     Section 7.13   Time Of The Essence........................................................................................   18
     Section 7.14   Reliance ..................................................................................................   18
     Section 7.15   Survival ..................................................................................................   18
     Section 7.16   Notice ....................................................................................................   18

                                  EXHIBIT LIST

                                                                                                                       SECTION FIRST
EXHIBITS                                                                                                                REFERENCED
--------                                                                                                               -------------
A    Contributor's Partnership Interest..................................................................................  Recital D

B    Contribution and Assumption Agreement...............................................................................  1.1

C    Form of Quitclaim...................................................................................................  2.1

D    Representations and Warranties of Contributor.......................................................................  3.2

E    Power of Attorney...................................................................................................  2.3(d)

F    Withholding Certificates............................................................................................  2.3(f)

G    Spousal Consent.................................................................................... ................  2.5

                             CONTRIBUTION AGREEMENT

        THIS CONTRIBUTION AGREEMENT (including all exhibits, hereinafter referred to as this "Agreement") is made and entered into as of November 11, 2002 by and between Maguire Properties, L.P., a Maryland limited partnership (the "Operating Partnership"), and William Thomas Allen, an individual ("Contributor").

                                    RECITALS

        A. The Operating Partnership desires to consolidate the ownership of a portfolio of office and other properties (the "Participating Properties") located in Southern California and Texas through a series of transactions (the "Formation Transactions") whereby the Operating Partnership will acquire either
(i) direct interests in the Participating Properties (the "Property Interests"), or (ii) directly or indirectly, some or all of the interests in certain limited partnerships, certain limited liability companies and certain other entities (collectively, the "Participating Partnerships") which currently own directly or indirectly the Participating Properties, or a combination of the foregoing.

        B. The Formation Transactions relate to the proposed initial public offering (the "Public Offering") of the common stock of Maguire Properties, Inc., a Maryland corporation (the "Company"), which will operate as a self-administered and self-managed real estate investment trust ("REIT") within the meaning of Section 856 of the Internal Revenue Code of 1986, as amended (the "Code") and which is the sole general partner of the Operating Partnership.

        C. The owners of the Property Interests and the partners and members of the Participating Partnerships will either transfer their unencumbered Property Interests or unencumbered interests in the Participating Partnerships, as applicable, to the Operating Partnership in exchange for cash or contribute such unencumbered interests directly to the Operating Partnership in exchange for units of limited partnership interest ("Partnership Units") in the Operating Partnership.

        D. Pursuant to that certain letter agreement, dated as of January 1, 1996, among Robert F. Maguire III, Contributor, and Maguire Partners Development, Ltd. (formerly Maguire/Thomas Partners Development, Ltd.) and other side letters and ancillary agreements entered into in connection therewith (the "Executive Equity Agreements"), Contributor owns interests in certain of the Participating Partnerships as set forth on Exhibit A (each, a "Partnership", and collectively, the "Partnerships") which Partnerships own directly or indirectly interests in certain of the Participating Properties or "Projects" (as defined in the Executive Equity Agreements) as set forth on Exhibit A (each, a "Property" and together the "Properties"). As used herein, "Partnership Agreement" means the respective partnership agreement, limited liability company agreement or membership agreement, as applicable, under which each Partnership was formed (including all amendments or restatements).

        E. Contributor may also participate in that certain Equity Participation Program of Maguire Thomas Partners Development Ltd. effective as of January 1, 1989, and the Participation Acknowledgement Agreement executed by Contributor in connection therewith (the "Equity Participation Program"). In consideration of this Agreement, Contributor is releasing his rights, claims and interests, if any, in, to and under, the Equity Participation Program.

        F. Contributor desires to, and the Operating Partnership desires Contributor to, contribute to the Operating Partnership, all of its right, title and interest, free and clear of all Liens (as defined in Exhibit D), as a partner or member in each of the Partnerships, including, without limitation, all of its voting rights and interests in the capital, profits and losses of the Partnerships or any property distributable therefrom, constituting all of its interests in and to the Partnerships (such right, title and interest in and to the Partnerships are hereinafter collectively referred to as the "Partnership Interests"), in exchange for either Partnership Units or cash, on the terms and subject to the conditions set forth herein.

        G. Contributor acknowledges that the Operating Partnership may decide that, rather than acquiring all of the direct and indirect interests in the entity that owns a certain Property or acquiring a Partnership Interest by direct transfer, it is more desirable for the Operating Partnership to acquire a particular Property by a direct contribution of such Property from the Partnership that owns such Property (a "Direct Contribution"), or by a merger of the Contributor (if Contributor is an entity) or a Partnership with and into the Company, the Operating Partnership or an affiliate of either of them (a "Merger"), or to divide a Partnership into more than one partnership to facilitate the Formation Transactions (a "Division"); and Contributor desires to give the Operating Partnership the right, in the Operating Partnership's sole discretion, to engage in any Direct Contribution, Merger or Division on the terms and conditions described herein without the need to seek any further consent or action of the Contributor, and will give hereby an irrevocable power of attorney as set forth in Article 6 hereof and irrevocable consents as set forth in Section 5.4 hereof, subject to the terms and conditions of this Agreement.

        H. The parties acknowledge that the Operating Partnership's acquisition of the Partnership Interests and Contributor's contribution or sale of its Partnership Interests is in connection with and are subject to the consummation of the Formation Transactions and the Public Offering. It is understood that the Operating Partnership may acquire interests in additional properties with the proceeds of the Public Offering.

        NOW, THEREFORE, for and in consideration of the foregoing premises, and the mutual undertakings set forth below, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                               TERMS OF AGREEMENT

                                   ARTICLE 1.
                      CONTRIBUTION OF PARTNERSHIP INTERESTS
                   AND EXCHANGE FOR PARTNERSHIP UNITS OR CASH

      Section 1.1 Contribution Transaction.

          At the Closing (as defined in Section 2.2 herein) and subject to the terms and conditions contained in this Agreement, Contributor shall contribute, transfer, assign, convey and deliver to the Operating Partnership, absolutely and unconditionally and free and clear of all Liens, all of its Partnership Interests, including all of Contributor's rights and interests to the Partnerships or any Projects under the Executive Equity Agreement (which are not the subject of the RFM Option Agreement) and all rights to indemnification in favor of the Contributor under the agreements pursuant to which Contributor or its affiliates acquired the Partnership Interests transferred pursuant to this Agreement. The contribution of Contributor's Partnership Interests shall be evidenced by a Contribution and Assumption Agreement in substantially the form of Exhibit B attached hereto. Furthermore, Contributor shall execute or shall cause each of its individual constituent partners and/or members (as applicable) to execute and have duly acknowledged an individual quitclaim deed for each Property in the form of Exhibit C quitclaiming to the Operating Partnership any direct or indirect ownership interest in and to the Properties. The parties shall take such additional actions and execute such additional documentation as may be required by each relevant Partnership Agreement and the Amended and Restated Agreement of Limited Partnership of the Operating Partnership (the "OP Agreement") or as requested in the reasonable judgment of counsel to the Operating Partnership in order to effect the transactions contemplated hereby.

      Section 1.2 Consideration and Exchange of Partnership Units.

          Subject to Section 1.3, the Operating Partnership shall, in exchange for the Partnership Interests, transfer to Contributor the number of Partnership Units having a value, based on one Partnership Unit being equal in value to the Public Offering price for one share of the Company's common stock, equal to the value of Contributor's Total Consideration indicated on Exhibit A. The transfer of the Partnership Units to Contributor shall be evidenced by either an amendment (the "Amendment") to the OP Agreement or by certificates relating to such Partnership Units (the "Certificates") in either case, as determined by the Operating Partnership, in such form as shall be reasonably acceptable to Contributor. The parties shall take such additional actions and execute such additional documentation as may be required by the relevant Partnership Agreements and the OP Agreement in order to effect the transactions contemplated hereby. Notwithstanding the foregoing, the Operating Partnership reserves the right, at its option, to be exercised in the Operating Partnership's sole and absolute discretion, to acquire the Partnership Interests for a cash payment, equal to the value of Contributor's Total Consideration indicated on Exhibit A, effectuated by wire-transfer at Closing in lieu of the transfer of Partnership Units (the "Cash-Out Option"). If the Operating Partnership elects to exercise this Cash-Out Option, it shall notify Contributor at least one day prior to the Closing Date of its intention to pay Contributor cash at Closing.

      Section 1.3 Adjusted Consideration.

          The Operating Partnership reserves the right not to acquire any particular interest that constitutes part of the Partnership Interests, if in good faith the Operating Partnership determines that the ownership of such interest or the underlying Property would be inappropriate for the Operating Partnership. Contributor acknowledges that, in such event, Contributor's Total Consideration as calculated based on the formula on Exhibit A may be adversely affected.

          The risk of loss relating to Contributor's Partnership Interests and the underlying Properties prior to Closing shall be borne by Contributor. If, prior to the Closing, any Property is destroyed or damaged by fire or other casualty, then the Operating Partnership may, at its option, determine not to acquire the particular interest in the Partnership that directly or indirectly owns the Property that has been destroyed or damaged. After the occurrence of any such casualty affecting a Property, the Operating Partnership may also, at its option, elect to (a) acquire the Contributor's particular interest in any such Partnership that directly or indirectly owns the affected Property, (b) direct Contributor to pay or cause to be paid to the Operating Partnership any sums collected under any policies of insurance relating to such casualty and otherwise assign to the Operating Partnership all rights to collect such sums as may then be uncollected, and (c) adjust or settle any insurance claim. Under such circumstances, the Contributor acknowledges that the Total Consideration will likely be adversely affected based on the formula set forth on Exhibit A. Insurance on the transferred Partnership Interests shall be assigned to the Operating Partnership at the Closing.

      Section 1.4 Tax Treatment of Transaction.

          To the extent the transfer, assignment and exchange effectuated pursuant to this Agreement occurs in exchange for (a) Partnership Units (i.e., the Cash-Out -- Option is not exercised), such transaction shall constitute a "Capital Contribution" to the Operating Partnership pursuant to Article 4 of the OP Agreement and is intended to be governed by Section 721(a) of the Code; or (b) cash (i.e., the Cash-Out Option is exercised), such transaction shall constitute a sale by Contributor (or any other transferor as provided hereunder) to the Operating Partnership with the tax consequences set forth in
  Section 741 of the Code; and Contributor (or such other transferor) hereby consents to such treatment. In the event the Cash-Out Option is exercised, the Operating Partnership agrees to pay all transfer taxes arising from the sale of Contributor's Partnership Interests to the Operating Partnership.

      Section 1.5 Allocation of Total Consideration.

          The Total Consideration shall be allocated in a manner reasonably determined by the Operating Partnership. The Operating Partnership and Contributor agree to (i) be bound by the allocation, (ii) act in accordance with the allocation in the preparation of financial statements and filing of all tax returns and in the course of any tax audit, tax review or tax litigation relating thereto and (iii) take no position and cause their affiliates to take no position inconsistent with the allocation for income tax purposes.

      Section 1.6 Term of Agreement.

          If the Closing does not occur by June 30, 2003 (the "Termination Date"), this Agreement shall be deemed terminated and shall be of no further force and effect and neither the Operating Partnership nor the Contributor shall have any further obligations hereunder except as specifically set forth herein.

      Section 1.7 Final Year Allocations.

          To the extent a Partnership Agreement does not provide for final year tax allocations, the parties hereto agree to use the "interim closing of the books" method as provided in Section 706 of the Code to allocate income and loss for the year.

                                   ARTICLE 2.
                                     CLOSING

      Section 2.1 Conditions Precedent.

          The effectiveness of the Company's registration statement to be filed with the Securities and Exchange Commission on Form S-11 (the "Registration Statement") after the execution of this Agreement is a condition precedent to the obligations of all parties to this Agreement to effect the transactions contemplated by this Agreement on the Closing Date (as defined below). This condition may not be waived by either party.

          The obligations of the Operating Partnership to effect the transactions contemplated hereby shall be subject to the following additional conditions:

        (a) The representations and warranties of Contributor contained in this Agreement shall have been true and correct in all material respects on the date such representations and warranties were made, and shall be true and correct in all material respects on the Closing Date as if made at and as of such date;

        (b) Each of the obligations of Contributor to be performed by it shall have been duly performed by it on or before the Closing Date and Contributor shall not have breached any of its covenants contained herein in any material respect;

        (c) Concurrently with the Closing, Contributor, directly or through the Attorney-in-Fact, shall have executed and delivered to the Operating Partnership the documents required to be delivered pursuant to Section 2.3 hereof;

        (d) All necessary consents or approvals of governmental authorities or third parties (including lenders) to the consummation of the transactions contemplated hereby between the parties hereto and the Formation Transactions shall have been obtained;

        (e) No order, statute, rule, regulation, executive order, injunction, stay, decree or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental or regulatory authority or instrumentality that prohibits the consummation of the transactions contemplated hereby, and no litigation or governmental proceeding seeking such an order shall be pending or threatened;

        (f) There shall not have occurred between the date hereof and the Closing Date any material adverse change in any of the assets, business, financial condition, results of operation or prospects of each Partnership;

        (g) The contribution of the Partnership Interests and equity interests in the other Participating Partnerships is approved by their respective partners and members to the extent such approval is required by the applicable limited partnership agreements and limited liability company operating agreements; and

        (h) Contributor shall have entered into an option agreement with Robert
F. Maguire III granting Robert F. Maguire III an option to acquire for cash certain properties, partnership interests and any other rights and interests under the Executive Equity Agreements or the Equity Participation Program not included in the Properties or Partnerships subject to this Agreement (the "RFM Option Agreement").

          The foregoing conditions may be waived by the Operating Partnership in its sole and absolute discretion.

          The obligation of the Contributor to effect the transactions contemplated hereby is subject to the following condition precedent: (i) no order, statute, rule, regulation, executive order, injunction, stay, decree or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental or regulatory authority or instrumentality that prohibits the consummation of the transactions contemplated hereby; and (ii) the concurrent closing of the transactions under the RFM Option Agreement.

      Section 2.2 Time and Place.

          The date, time and place of the transactions contemplated hereunder shall be the day the Operating Partnership receives the proceeds from the Public Offering from the underwriter(s), at 10:00 a.m. in the office of Latham & Watkins, 633 West Fifth Street, Sixth Floor, Los Angeles, California (the "Closing" or "Closing Date"). The transfers described in Article 1 of this Agreement, all closing deliveries and the consummation of the Public Offering shall be deemed concurrent for all purposes.

      Section 2.3 Closing Deliveries.

          At the Closing, the parties shall make, execute, acknowledge and/or deliver (as required), or cause to be made, executed, acknowledged and/or delivered through the Attorney-in-Fact (see Section 6.1 below), the legal documents and other items (collectively the "Closing Documents") necessary to carry out the intention of this Agreement, which Closing Documents and other items shall include, without limitation, the following:

        (a) A Contribution and Assumption Agreement for Contributor's Partnership Interests in the form attached hereto as Exhibit B;

        (b) An individual quitclaim deed for each Property fully executed and duly acknowledged by Contributor, if an individual, or by each of the individual constituent partners and/or members of Contributor, in the form attached hereto as Exhibit C;

        (c) The Amendment or the Certificates evidencing the transfer of Partnership Units (if any) to Contributor;

        (d) Cash equal to the cash portion (if any) of the Total Consideration;

        (e) A Power of Attorney fully executed and duly acknowledged from Contributor substantially in the form attached hereto as Exhibit E;

        (f) All books and records, title insurance policies, leases, lease files, contracts, stock certificates, original promissory notes, and other indicia of ownership with respect to each Partnership (and any subsidiary Participating Partnership) shall be delivered to the Operating Partnership which are in Contributor's possession or which can be obtained through Contributor's reasonable efforts in Contributor's capacity as a partner, interest holder, or employee of any of the Partnerships, Maguire Partners Development, Ltd., or any of their respective affiliates;

        (g) An affidavit from Contributor, stating under penalty of perjury, Contributor's United States Taxpayer Identification Number and that Contributor is not a foreign person pursuant to Section 1445(b)(2) of the Code and a comparable affidavit satisfying California and any other withholding requirements, each in the forms attached hereto as Exhibit F;

        (h) Any other documents reasonably requested by the Operating Partnership, the Title Company, or reasonably necessary or desirable to assign, transfer, convey, contribute and deliver Contributor's Partnership Interests, free and clear of all Liens and effectuate the transactions contemplated hereby (which are in Contributor's possession or which can be obtained through Contributor's reasonable efforts in Contributor's capacity as a partner, interest holder, or employee of any of the Partnerships, Maguire Partners Development, Ltd., or any of their respective affiliates), including, without limitation, any deeds, assignments of ground leases and space leases (as applicable), such documents as may be necessary to enable a title insurance company (acceptable to the Operating Partnership in its sole discretion) to issue to the Operating Partnership American Land Title Assurances policies of title insurance with appropriate endorsements (including, without limitation, non-imputation endorsements to the extent available) and levels of reinsurance for the Properties issued as of the Closing Date (the "Title Policies"), insuring fee simple and/or leasehold title to all real property and improvements comprising all or any part of the Property Interests to the Operating Partnership as the Operating Partnership may designate, subject only to the Permitted Liens (as defined in Exhibit D hereto), and all state and local transfer tax returns and any filings with any applicable governmental jurisdiction in which the Operating Partnership is required to file its partnership documentation or the recording of the Contribution and Assumption Agreement or deed or other Property Interests transfer documents is required; and

        (i) If requested by the Operating Partnership, a certified copy of all appropriate corporate resolutions or partnership actions authorizing the execution, delivery and performance by Contributor of this Agreement, any related documents and the documents listed in this Section 2.3.

        Section 2.4 Closing Costs.

          The Operating Partnership shall pay any documentary transfer taxes, escrow charges, title charges and recording taxes or fees and any other amounts incurred in connection with the transactions contemplated hereby; provided, however, that Contributor shall be responsible for its own legal costs.

      Section 2.5 Spousal Consent.

          Upon the execution of this Agreement, the Contributor shall deliver a spousal consent executed by Contributor's spouse in the form of Exhibit G attached hereto.

                                   ARTICLE 3.
                 REPRESENTATIONS AND WARRANTIES AND INDEMNITIES

      Section 3.1 Representations and Warranties of the Operating Partnership.

          The Operating Partnership hereby represents and warrants to and covenants with Contributor that:

        (a) Organization; Authority. The Operating Partnership has been duly formed and is validly existing under the laws of the jurisdiction of its formation, and has all requisite power and authority to enter this Agreement, each agreement contemplated hereby and to carry out the transactions contemplated hereby and thereby, and own, lease or operate its property and to carry on its business as presently conducted and, to the extent required under applicable law, is qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the character of its property make such qualification necessary.

        (b) Due Authorization. The execution, delivery and performance of this Agreement by the Operating Partnership has been duly and validly authorized by all necessary action of the Operating Partnership. This Agreement and each agreement, document and instrument executed and delivered by or on behalf of the Operating Partnership pursuant to this Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of the Operating Partnership, each enforceable against the Operating Partnership in accordance with its terms, as such enforceability may be limited by bankruptcy or the application of equitable principles.

        (c) Consents and Approvals. Except in connection with the Public Offering and the consummation of the Formation Transactions, no consent, waiver, approval or authorization of any third party or governmental authority or agency is required to be obtained by the Operating Partnership in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby, except any of the foregoing that shall have been satisfied prior to the Closing Date.

        (d) Brokers. The Operating Partnership has not employed or made any agreement with any broker, finder or similar agent or firm which will result in the obligation of the Contributor to pay any finder's fees, brokerage fees or commissions or similar payments in connection with the transactions contemplated by this Agreement.

      Section 3.2 Representations and Warranties of Contributor.

          Contributor represents and warrants to and covenants with the Operating Partnership as provided in Exhibit D attached hereto, and acknowledges and agrees to be bound by the indemnification provisions contained therein. Contributor hereby agrees promptly to give the Operating Partnership written notice upon obtaining actual knowledge of any information which makes any representation or warranty made by the Contributor hereunder untrue, and in any event to give written notice within five (5) business days of obtaining actual knowledge of such information.

        Section 3.3 Indemnification.

          The Operating Partnership shall indemnify and hold harmless Contributor and its directors, officers, employees, agents, representatives and affiliates (each of which is an "Indemnified Contributor Party") from and against any and all claims, losses, damages, liabilities and expenses, including without limitation, amounts paid in settlement, reasonable attorneys' fees, costs of investigation, costs of investigative judicial or administrative proceedings or appeals therefrom and costs of attachment or similar bonds (collectively, "Losses") asserted against, imposed upon or incurred by the Indemnified Contributor Party in connection with: (i) any breach of a representation, warranty or covenant of the Operating Partnership contained in this Agreement (including, without limitation, any breach of the Power of Attorney as set forth in Article VI below), and (ii) all fees, costs and expenses of the Operating Partnership in connection with the transactions contemplated by this Agreement, including without limitation any and all costs associated with the transfers contemplated herein. The notice and defense requirements set forth in Section 3.4 of Exhibit D attached hereto shall apply mutatis mutandis to this Section 3.3; provided, however, that if the Operating Partnership is required to retain counsel, any such counsel shall be selected by the Operating Partnership.

                                   ARTICLE 4.
                            COVENANTS OF CONTRIBUTOR

      Section 4.1 Covenants.

        (a) From the date hereof through the Closing, Contributor shall not:

        (i) Sell, transfer (or agree to sell or transfer) or otherwise dispose of all or any portion of its Partnership Interests (except in connection with purchase rights in favor of Robert F. Maguire or any entity owned or controlled by Robert F. Maguire III as provided in this Agreement, the Executive Equity Agreements or the RFM Agreement);

        (ii) Mortgage, pledge or encumber (or permit to become encumbered) all or any portion of its Partnership Interests; or

        (iii) Take any action in contravention of the Executive Equity Agreements or the Equity Participation Program.

        (b) From the date hereof through the Closing, Contributor shall, to the extent within his or its control, conduct such Partnership's business in the ordinary course of business, consistent with past practice, and shall, to the extent within his or its control, not permit any Partnership, without the prior consent of the Operating Partnership if such activity is not in the ordinary course of business, consistent with past practice, to:

        (i) Enter into any material transaction not in the ordinary course of business with respect to the Partnership Interest;

        (ii) Without the consent of the Operating Partnership, in its sole discretion, sell, transfer (or agree to sell or transfer) or otherwise dispose of any assets of such Partnership;

        (iii) Mortgage, pledge or encumber (or permit to become encumbered) any assets of such Partnership, except (A) liens for taxes not due, (B) purchase money security interests and (C) mechanics' liens being disputed by such Partnership in good faith and by appropriate proceeding in the ordinary course of such Partnership's business (provided such mechanics liens are released from the Property Interest prior to or on the Closing Date at no cost to the Operating Partnership);

        (iv) Amend, modify or terminate any material agreements or other instruments relating to the Partnership Interests or the Property Interests to which such Partnership is a party;

        (v) Materially alter the manner of keeping such Partnership's books, accounts or records or the accounting practices therein reflected; or

        (vi) Make any distribution to its partners except in the ordinary course of business.

        (c) From the date hereof and subsequent to the Closing, and to the extent the Cash-Out Option is not exercised, Contributor agrees to provide the Operating Partnership with such tax information relating to the Partnership Interests that is in Contributor's possession or control and that is reasonably requested by the Operating Partnership and to cooperate with the Operating Partnership with respect to its filing of tax returns.

        (d) The covenants in this Section 4.1 shall not apply to the actions or conduct of Contributor taken in his capacity as an employee of Maguire Partners Development, Ltd. (or its affiliate) provided such actions or conduct are performed within the course and scope of Contributor's employment and with proper authority.

      Section 4.2 Consents.

        Contributor shall use its good faith diligent efforts to obtain any approvals, waivers or other consents of third parties, governmental authorities and agencies required to effect the transactions contemplated by this Agreement and as listed on the disclosure schedule provided by Contributor.

                                   ARTICLE 5.
                              RELEASES AND WAIVERS

        Each of the releases and waivers enumerated in this Article 5 shall become effective only upon the Closing of the contribution or transfer of the Partnership Interests pursuant to Articles 1 and 2 herein and Contributor's receipt of the Total Consideration for the Partnership Interests (in the form of Partnership Units and/or cash).

      Section 5.1 General Release of Operating Partnership.

        As of the Closing, Contributor irrevocably waives, releases and forever discharges the Operating Partnership and the Operating Partnership's affiliates, partners (including the Company and Robert F. Maguire III), agents, attorneys, successors and assigns of and from, any and all obligations, charges, complaints, claims, liabilities, damages, actions, causes of action, losses and costs of any nature whatsoever (collectively, "Contributor Claims"), known or unknown, suspected or unsuspected, arising out of or relating to any Partnership Agreement, the Executive Equity Agreements, the Equity Participation Program, the Properties or any other matter which exists at the Closing, except for Contributor Claims arising from the breach of any representation, warranty, covenant or obligation by the Operating Partnership under this Agreement, any agreement contemplated hereby or the governing documents of the Operating Partnership and the Company.

      Section 5.2 General Release of Contributor.

        As of the Closing, the Operating Partnership irrevocably waives, releases and forever discharges Contributor and Contributor's agents, attorneys, successors and assigns of and from, any and all obligations, charges, complaints, claims, liabilities, damages, actions, causes of action, losses and costs of any nature whatsoever (collectively, "Operating Partnership Claims"), known or unknown, suspected or unsuspected, arising out of or relating to any Partnership Agreement, the Executive Equity Agreements, the Equity Participation Program, the Properties or any other matter which exists at the Closing, except for Operating Partnership Claims arising from the breach of any representation, warranty, covenant or obligation by Contributor under this Agreement, any agreement contemplated hereby, or the governing documents of the Operating Partnership and the Company.

      Section 5.3 Waiver of Section 1542 Protections.

        As of the Closing, Contributor and the Operating Partnership each expressly acknowledges that it has had, or has had and waived, the opportunity to be advised by independent legal counsel and hereby waives and relinquishes all rights and benefits afforded by Section 1542 of the California Civil Code and does so understanding and acknowledging the significance and consequence of such specific waiver of Section 1542 which provides:

        A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS
        WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO
        EXIST IN HIS FAVOR AT THE TIME OF EXECUTING
        THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE

        MATERIALLY AFFECTED THE SETTLEMENT WITH THE
        DEBTOR.

        Section 5.4 Waiver of Rights Under Partnership Agreements, the Executive Equity Agreements and the Equity Participation Program; Consents With Respect to Partnership Interests.

          (a) As of the Closing, Contributor waives and relinquishes all rights and benefits otherwise afforded to Contributor under any Partnership Agreement or the Executive Equity Agreements including, without limitation, any rights of appraisal, rights of first offer or first refusal, buy/sell agreements, and any right to consent to or approve of the sale or contribution by the other partners or members of each Partnership of their Partnership Interests to the Operating Partnership, the Company or any direct or indirect subsidiary thereof or any sale of such Partnership Interests to Robert F. Maguire III (or his designee). Contributor acknowledges that the agreements contained herein and the transactions contemplated hereby and any actions taken in contemplation of the transactions contemplated hereby may conflict with, and may not have been contemplated by, certain Partnership Agreements or other agreements including the Executive Equity Agreements among one or more holders of such Partnership Interests or one or more of the partners of any such Partnership. With respect to each Partnership and each Property in which a Partnership Interest of Contributor represents a direct or indirect interest, Contributor expressly gives all Consents (and any consents necessary to authorize the proper parties in interest to give all Consents) and Waivers necessary or desirable to (i) facilitate any Conveyance Action relating to such Partnership or Property or Project under the Executive Equity Agreements, (ii) cause the Partnership to have authority to transfer the Partnership Interests or Properties or Project under the Executive Equity Agreements to the Operating Partnership, and (iii) allow Contributor to receive Partnership Units and/or cash directly from the Partnership if the Partnership or one or more of the Partnership's subsidiaries transfers assets or interests directly to the Operating Partnership (rather than the Contributor contributing its or his Partnership Interests hereunder) and to reduce the consideration otherwise payable by the Operating Partnership hereunder as a result of such direct transfer by the Partnership or its subsidiaries on account of Contributor receiving any amount reduced hereunder from such Partnership or its subsidiaries making such direct transfer. In addition, if the transaction occurs this Agreement shall be deemed to be an amendment to any Partnership Agreement and the Executive Equity Agreements to the extent the terms herein conflict with the terms thereof, including without limitation, terms with respect to allocations, distributions and the like. In the event the transactions contemplated by this Agreement do not occur, nothing in this Agreement or the RFM Option Agreement shall be deemed to or construed as an amendment or modification of, or commitment of any kind to amend or modify, the Partnership Agreements, Executive Equity Agreements or the Equity Participation Program, all of which shall remain in full force and effect without modification.

          (b) As used herein, the term "Conveyance Action" means, with respect to any Partnership having a direct or indirect ownership interest in any Property Interest or Project, (i) the transfer, conveyance or agreement to convey by a partner thereof or by any holder of an indirect interest therein (whether or not such partner or holder is the Contributor hereunder) directly, by Direct Contribution, Merger, Division or otherwise of its direct or indirect interest in such Partnership or Property or Project to the Operating Partnership or the Company or (ii) the entering into by any such partner or holder any agreement relating to (x) the formation of the Operating Partnership or the Company, or (y) the direct or indirect acquisition by the Operating Partnership or the Company of any such direct or indirect interest or (iii) the taking by any such partner or holder of any action necessary or desirable to facilitate any of the foregoing, including, without limitation, the following (provided that the same are taken in furtherance of the foregoing): any sale or distribution to any person of a direct or indirect interest in such Partnership or Property or Project, the entering into any agreement with any person that grants to such person the right to purchase a direct or indirect interest in such Partnership or Property or Project, and the giving of the Consents and Waivers contained in this Section or consents or waivers similar thereto in form or purpose.

          (c) As used herein, the term "Consents" means, with respect to any Partnership or Property or Project, any consent necessary or desirable under any Partnership Agreement, the Executive Equity Agreements, the Equity Participation Program or any other agreement among all or any of the holders of interests therein or any other agreement relating thereto or referred to therein (i) to cause the Partnership to have authority to permit any and all Conveyance Actions relating to such Partnership or the Property held by such Partnership, or to amend any such Partnership Agreement, Executive Equity Agreements and/or other agreements so that no provision thereof prohibits, restricts, impairs or interferes with any Conveyance Action (such amendments to include, without limitation, the deletion of provisions which cause a default under such agreement if interests therein are transferred for cash), (ii) to admit the Operating Partnership as a substitute limited partner or general partner of such Partnership upon the Operating Partnership's acquisition of a limited or general Partnership Interest therein, respectively, and to adopt such amendment as is necessary or desirable to effect such admission, (iii) to adopt any amendment to such Partnership Agreement as may be necessary or desirable to facilitate the transactions contemplated herein, either simultaneously with or immediately prior to the acquisition of any interest therein, (iv) to continue such Partnership following the transfer of interest therein to the Operating Partnership, and (v) to satisfy any requirement of any third party, Title Company, or governmental authority with respect to the Conveyance Actions.

          (d) As used herein, the term "Waivers" means, with respect to a Partnership or a Property or a Project of which a Partnership Interest of Contributor represents a direct or indirect interest, the waiving of any and all rights that Contributor may have with respect to, and (to the extent possible) that any other person may have with respect to, or that may accrue to Contributor or other person upon the occurrence of, a Conveyance Action relating to such Partnership or Property or Project, including, but not limited to, the following rights: rights of notice, rights to response periods, rights to purchase the direct or indirect interests of another partner in such Partnership or Property or Project or to sell Contributor's or other person's direct or indirect interest therein to another partner, rights to sell Contributor's or other person's direct or indirect interest therein at a price other than as provided herein, or rights to prohibit, limit, invalidate, otherwise restrict or impair any such Conveyance Action or to cause a termination or dissolution of such Partnership because of such Conveyance Action. Contributor further covenants that Contributor will take no action to enjoin, or seek damages resulting from, any Conveyance Action by any holder of a direct or indirect interest in a Partnership or a Property or a Project in which a Partnership Interest of Contributor represents a direct or indirect interest.

          (e) The Waivers and Consents contained in this Section shall terminate upon the termination of this Agreement, except as to transactions completed hereunder prior to termination.

                                   ARTICLE 6.
                                POWER OF ATTORNEY

      Section 6.1 Grant of Power of Attorney.

        Contributor hereby irrevocably appoints the Operating Partnership (or its designee) and any successor thereof from time to time (such Operating Partnership or designee or any such successor of any of them acting in his, her or its capacity as attorney-in-fact pursuant hereto, the "Attorney-In-Fact") as the true and lawful attorney-in-fact and agent of Contributor, to act in the name, place and stead of Contributor to make, execute, acknowledge and deliver all such other contracts, orders, receipts, notices, requests, instructions, certificates, consents, letters and other writings (including without limitation the execution of any Closing Documents or other documents relating to the acquisition by the Operating Partnership of Contributor's Partnership Interests including, but not limited to, any registration rights agreements and any lock-up agreements), to provide information to the Securities and Exchange Commission and others about the transactions contemplated hereby and, in general, to do all things and to take all actions which the Attorney-in-Fact in its sole discretion may consider necessary or proper in connection with or to carry out the transactions contemplated by this Agreement, as fully as could Contributor if personally present and acting (the "Power of Attorney"). Further, Contributor hereby grants to Attorney-in-Fact a proxy (the "Proxy") to vote Contributor's Partnership Interests on any matter related to the Formation Transactions presented to any of the Partnerships' partners for a vote, including, but not limited to, the transfer of interests in any Partnership by the other partners.

        Each of the Power of Attorney and Proxy and all authority granted hereby shall be coupled with an interest and therefore shall be irrevocable and shall not be terminated by any act of Contributor, by operation of law or by the occurrence of any other event or events, and if any other such act or events shall occur before the completion of the transactions contemplated by this Agreement, the Attorney-in-Fact shall nevertheless be authorized and directed to complete all such transactions as if such other act or events had not occurred and regardless of notice thereof. Contributor agrees that, at the request of Operating Partnership it will promptly execute and deliver to the Operating Partnership a separate power of attorney and proxy on the same terms set forth in this Article 6, such execution to be witnessed and notarized. Contributor hereby authorizes the reliance of third parties on each of the Power of Attorney and Proxy.

        Contributor acknowledges that the Operating Partnership has, and any designee or successor thereof acting as Attorney-in-Fact may have, an economic interest in the transactions contemplated by this Agreement.

        The Power of Attorney contained in this Section 6.1 shall expire on the earlier to occur of the fourth anniversary of the Closing or the termination of this Agreement. Notwithstanding anything to the contrary contained herein, the Attorney-in-Fact shall not materially expand Contributor's obligations, liabilities, representations or warranties beyond those contemplated by this Agreement, the other documents and agreements contemplated hereby, or as required to transfer the Partnership Interests to the Operating Partnership, and the Operating Partnership shall hold the Contributor harmless to the extent of any such expansion; provided, however, the Operating Partnership shall have no liability with respect to Contributor's tax obligations and the Operating Partnership makes no representations or warranties with respect to the tax consequences to Contributor of the transactions contemplated herein.

      Section 6.2 Limitation on Liability.

        It is understood that the Attorney-in-Fact assumes no responsibility or liability to any person by virtue of the Power of Attorney or Proxy granted by Contributor hereby. The Attorney-in-Fact makes no representations with respect to and shall have no responsibility for the Formation Transactions or the Public Offering, or the acquisition of the Partnership Interests by the Operating Partnership and shall not be liable for any error or judgment or for any act done or omitted or for any mistake of fact or law except for its own gross negligence or bad faith. Contributor agrees that the Attorney-in-Fact may consult with counsel of its own choice (who may be counsel for the Operating Partnership or its successors or affiliates), and it shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel. It is understood that the Attorney-in-Fact may, without breaching any express or implied obligation to Contributor hereunder, release, amend or modify any other power of attorney or proxy granted by any other person under any related agreement.

      Section 6.3 Ratification; Third Party Reliance.

        Contributor hereby ratifies and confirms that the Attorney-in-Fact shall lawfully do or cause to be done by virtue of the exercise of the powers granted unto him by Contributor under this Article 6, and Contributor authorizes the reliance of third parties on this Power of Attorney and waives its rights, if any, as against any such third party for its reliance hereon.

                                   ARTICLE 7.
                                  MISCELLANEOUS

      Section 7.1 Dispute Resolution.

        The parties hereby agree that, in order to obtain prompt and expeditious resolution of any disputes under this Agreement, each claim, dispute or controversy of whatever nature, arising out of, in connection with, or in relation to the interpretation, performance or breach of this Agreement (or any other agreement contemplated by or related to this Agreement or any other agreement between the parties), including without limitation any claim based on contract, tort or statute, or the arbitrability of any claim hereunder (an "Arbitrable Claim"), shall be settled by final and binding arbitration conducted in Los Angeles, California. The arbitrability of any Arbitrable Claims under this Agreement shall be resolved in accordance with a two-step dispute resolution process administered by Judicial Arbitration & Mediation Services, Inc. ("JAMS") involving, first, mediation before a retired judge from the JAMS panel, followed, if necessary, by final and binding arbitration before the same, or if requested by either party, another JAMS panelist. Such dispute resolution process shall be confidential and shall be conducted in accordance with California Evidence Code Section 1119.

          (i) Mediation. In the event any Arbitrable Claim is not resolved by an informal negotiation between the parties within fifteen (15) days after either party receives written notice that a Arbitrable Claim exists, the matter shall be referred to the

  Los Angeles, California office of JAMS, or any other office agreed to by the parties, for an informal, non-binding mediation consisting of one or more conferences between the parties in which a retired judge will seek to guide the parties to a resolution of the Arbitrable Claims. The parties shall select a mutually acceptable neutral arbitrator from among the JAMS panel of mediators. In the event the parties cannot agree on a mediator, the Administrator of JAMS will appoint a mediator. The mediation process shall continue until the earliest to occur of the following: (i) the Arbitrable Claims are resolved, (ii) the mediator makes a finding that there is no possibility of resolution through mediation, or (iii) thirty (30) days have elapsed since the Arbitrable Claim was first scheduled for mediation.

          (ii) Arbitration. Should any Arbitrable Claims remain after the completion of the mediation process described above, the parties agree to submit all remaining Arbitrable Claims to final and binding arbitration administered by JAMS in accordance with the then existing JAMS Arbitration Rules. Neither party nor the arbitrator shall disclose the existence, content, or results of any arbitration hereunder without the prior written consent of all parties. Except as provided herein, the California Arbitration Act shall govern the interpretation, enforcement and all proceedings pursuant to this subparagraph. The arbitrator is without jurisdiction to apply any substantive law other than the laws selected or otherwise expressly provided in this Agreement. The arbitrator shall render an award and a written, reasoned opinion in support thereof. Such award may include reasonable attorneys' fees to the prevailing party. Judgment upon the award may be entered in any court having jurisdiction thereof.

          (iii) Costs. The parties shall bear their respective costs incurred in connection with the procedures described in this Section 7.1, except that the parties shall equally share the fees and expenses of the mediator or arbitrator and the costs of the facility for the hearing.

          (iv) Survivability. This dispute resolution process shall survive the termination of this Agreement. The parties expressly acknowledge that by signing this Agreement, they are giving up their respective right to a jury trial.

      Section 7.2 Further Assurances.

        Contributor shall take such other actions and execute such additional documents following the Closing as the Operating Partnership may reasonably request in order to effect the transactions contemplated hereby, except that Contributor shall not be obligated to take any action or execute any document if the additional actions or documents impose additional liabilities, obligations, covenants, responsibilities, representations or warranties on the Contributor which are not contemplated by this Agreement or reasonably inferable by the terms herein.

      Section 7.3 Counterparts.

        This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      Section 7.4 Governing Law.

        This Agreement shall be governed by the internal laws of the State of California, without regard to the choice of laws provisions thereof.

      Section 7.5 Amendment; Waiver.

        Any amendment hereto shall be in writing and signed by all parties hereto. No waiver of any provisions of this Agreement shall be valid unless in writing and signed by the party against whom enforcement is sought.

      Section 7.6 Entire Agreement.

        This Agreement and all related agreements referred to herein constitute the entire agreement and supersede conflicting provisions set forth in all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

      Section 7.7 Assignability.

        This Agreement shall be binding upon, and shall be enforceable by and inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns; provided, however, that this Agreement may not be assigned (except by operation of law) by any party without the prior written consent of the other parties, and any attempted assignment without such consent shall be void and of no effect, except that the Operating Partnership, may assign its rights and obligations hereunder to an affiliate.

      Section 7.8 Titles.

        The titles and captions of the Articles, Sections and paragraphs of this Agreement are included for convenience of reference only and shall have no effect on the construction or meaning of this Agreement.

      Section 7.9 Third Party Beneficiary.

        No provision of this Agreement is intended, nor shall it be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any customer, affiliate, stockholder, partner, member, director, officer or employee of any party hereto or any other person or entity.

      Section 7.10 Severability.

        If any provision of this Agreement, or the application thereof, is for any reason held to any extent to be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision and to execute any amendment, consent or agreement deemed necessary or desirable by the Operating Partnership to effect such replacement.

      Section 7.11 Equitable Remedies.

        Contributor agrees that irreparable damage would occur to the Operating Partnership in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Operating Partnership shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by Contributor and to enforce specifically the terms and provisions hereof in any federal or state court located in California (as to which the parties agree to submit to jurisdiction for the purposes of such action), this being in addition to any other remedy to which the Operating Partnership is entitled under this Agreement or otherwise at law or in equity.

      Section 7.12 Confidentiality.

        All press releases or other public communications of any kind relating to the Public Offering or the transactions contemplated herein, and the method and timing of release for publication thereof, will be subject to the prior written approval of the Operating Partnership.

      Section 7.13 Time Of The Essence.

        Time is of the essence with respect to all obligations of Contributor under this Agreement.

      Section 7.14 Reliance.

        Each party to this Agreement acknowledges and agrees that it is not relying on tax advice or other advice from the other party to this Agreement, and that it has or will consult with its own advisors.

      Section 7.15 Survival.

        It is the express intention and agreement of the parties hereto that the representations, warranties and covenants of Contributor and Operating Partnership set forth in this Agreement shall survive the consummation of the transactions contemplated hereby; provided, however, that the representations of Contributor shall survive only for the period specified in Exhibit D attached hereto. The provisions of this Agreement that contemplate performance after the Closing and the obligations of the parties not fully performed at the Closing shall survive the Closing and shall not be deemed to be merged into or waived by the instruments of Closing.

      Section 7.16 Notice.

        Any notice to be given hereunder by any party to the other shall be given in writing by personal delivery or by registered or certified mail, postage prepaid, return receipt requested, and shall be deemed communicated as of the date of personal delivery (including delivery by overnight courier). Mailed notices shall be addressed as set forth below, but any party may change the address set forth below by written notice to other parties in accordance with this paragraph.

                             To Contributor:

                             William Thomas Allen
                             9221 Canter
                             Dallas, Texas 75231
                             Phone:
                                        ----------------------------
                             Facsimile:
                                        ----------------------------


                             To the Operating Partnership:


                             Maguire Properties, L.P.
                             c/o Maguire Partners
                             555 West Fifth Street, Suite 5000
                             Los Angeles, California 90013
                             Phone:  (213) 626-3300
                             Facsimile:  (213) 533-5100
                             Attn:  Robert F. Maguire III and Mark Lammas

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                              "OPERATING PARTNERSHIP"

                                              Maguire Properties, L.P.,
                                              a Maryland limited partnership

                                              By: Maguire Properties, Inc.,
                                              a Maryland corporation
                                              Its:  General Partner

                                              By: /s/ ROBERT F. MAGUIRE III
                                                     ---------------------------
                                              Name:  Robert F. Maguire III
                                              Title:  Co-Chief Executive Officer


                                             "CONTRIBUTOR"



                                             /s/  WILLIAM THOMAS ALLEN
                                             -----------------------------------
                                             William Thomas Allen

                                    EXHIBIT D
                                       TO
                             CONTRIBUTION AGREEMENT


           REPRESENTATIONS, WARRANTIES AND INDEMNITIES OF CONTRIBUTOR

                     ARTICLE 1 -- ADDITIONAL DEFINED TERMS

        For purposes of this Exhibit D, the following terms have the meanings set forth below. Terms which are not defined below shall have the meaning set forth for those terms as defined in the Agreement to which this Exhibit D is attached:

        Actions: Means all actions, complaints, charges, accusations, investigations, petitions, suits, arbitrations, mediations or other proceedings, whether civil or criminal, at law or in equity, or before any arbitrator or Governmental Entity.

        Agreement: Means the Contribution Agreement to which this Exhibit D is attached.

        Claims: Means claims or disputes (of whatever nature), or Actions pending or, to the Knowledge of such party, threatened that directly or indirectly affect any of Contributor, any Partnership or the Properties.

        FIRPTA: Means Foreign Investment in Real Estate Property Tax Act.

        Knowledge: Means, with respect to any representation or warranty in the Agreement or the exhibits attached thereto, the actual knowledge, without inquiry, of the signatory to the Agreement. Knowledge is not intended to suggest that the person knows all of the facts or circumstances necessary to establish that the applicable representation or warranty is true.

        Liens: Means, with respect to any real and personal property, all mortgages, pledges, liens, options, charges, security interests, mortgage deed, restrictions, prior assignments, encumbrances, covenants, encroachments, assessments, purchase rights, rights of others, licenses, easements, voting agreements, liabilities or claims of any kind or nature whatsoever, direct or indirect, including, without limitation, interests in or claims to revenues generated by such property. For purposes of this Agreement, Liens shall not include (i) liens created by the Executive Equity Agreements in favor of Robert
F. Maguire III or any entity owned or controlled by Robert F. Maguire III, (ii) purchase rights that may be granted in this Agreement, and (iii) purchase rights granted in favor of Robert F. Maguire III or any entity controlled by Robert F. Maguire III as provided in the RFM Option Agreement or the Executive Equity Agreements.

        Partnership Units: Shall have the meaning set forth in the OP Agreement.



                               Exhibit D, Page 1

        Permitted Liens: Means

        (a) Liens, or deposits made to secure the release of such Liens, securing taxes, the payment of which is not delinquent or the payment of which is actively being contested in good faith by appropriate proceedings diligently pursued;

        (b) Zoning laws and ordinances applicable to the Properties which are not violated by the existing structures or present uses thereof;

        (c) Liens imposed by laws, such as carriers', warehousemen's and mechanics' liens, and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings diligently pursued;

        (d) non-exclusive easements for public utilities that do not have a material adverse effect upon, or interfere with the use of, the Properties; and

        (e) any exceptions contained in the Title Policies.

        Person: Means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or governmental entity.

        Prospectus: Means the Company's Form S-11 Registration Statement.

        REIT Shares: Shall have the meaning set forth in the Partnership Agreement.

                  ARTICLE 2 -- REPRESENTATIONS AND WARRANTIES
                                 OF CONTRIBUTOR

        Except as set forth in the disclosure schedule delivered to the Operating Partnership on the date hereof specifically noting any exception to the representations and warranties of Contributor and the particular representation or warranty of Contributor to which any such exception applies, Contributor represents and warrants to the Operating Partnership as set forth below in this Article 2, which representations and warranties are true and correct as of the date hereof and will be true and correct as of the date of Closing. Notwithstanding any other provision of the Agreement or this Exhibit D, Contributor makes representations, warranties and indemnities only with respect to the interests in each of the Partnerships to be transferred by Contributor identified on Exhibit A to the Agreement.

        2.1 Organization; Authority. Contributor (A) if a natural person, has the legal capacity to enter the Agreement, each agreement contemplated thereby and to carry out the transactions contemplated thereby; if not a natural person, is duly formed, validly existing and in good standing (to the extent applicable) under the laws of the jurisdiction of its formation, and (B) has all requisite power and authority to enter the Agreement, each agreement contemplated thereby and to carry out the transactions contemplated thereby, and own, lease or operate its property and to carry on its business as presently conducted and, to the extent required under



                               Exhibit D, Page 2
applicable law, is qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the character of its property make such qualification necessary.

        2.2 Due Authorization. This Agreement and each agreement, document and instrument executed and delivered by or on behalf of Contributor pursuant to this Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of Contributor, each enforceable against Contributor in accordance with its terms, as such enforceability may be limited by bankruptcy or the application of equitable principles.

        2.3 Consents and Approvals. Except as shall have been satisfied prior to the Closing Date and in any case as set forth on the disclosure schedule, no consent, waiver, approval or authorization of any spouse, third party or governmental authority or agency is required to be obtained by Contributor in connection with the execution, delivery and performance of the Agreement and the transactions contemplated thereby between the parties to this Agreement.

        2.4 Ownership of the Partnership Interests. Contributor is the sole owner of its Partnership Interests beneficially and of record free and clear of any Liens of any nature and has full power and authority to convey the Partnership Interests free and clear of any Liens, and, upon delivery of consideration for such Partnership Interests as herein provided, the Operating Partnership will acquire good and valid title thereto, free and clear of any Liens except Liens created in favor of the Operating Partnership by the transactions contemplated in the Agreement or Liens created by the Executive Equity Agreements in favor of Robert F. Maguire III or any entity owned or controlled by Robert F. Maguire III. Contributor's spouse has consented to the sale of the Partnership Interest as herein provided for the consideration recited herein and, after the Closing, Contributor and Contributor's spouse will have no right or interest in the Partnership Interests or the Properties. Except for purchase rights in favor of Robert F. Maguire or any entity owned or controlled by Robert F. Maguire III as provided in the Executive Equity Agreements, there are no rights, subscriptions, warrants, options, conversion rights, preemptive rights, agreements, instruments or understandings of any kind outstanding (i) relating to the Partnership Interests or (ii) to purchase, transfer or to otherwise acquire, or to in any way encumber, any of the interests which comprise the Partnership Interests or any securities or obligations of any kind convertible into any of the interests which comprise the Partnership Interests or other equity interests or profit participation of any kind in any of the Partnerships. Contributor will not consent to join in or in any way effect the transfer of any Property Interest or Partnership Interest prior to the Closing. Except as set forth in the disclosure schedule and other than with respect to any rights or interests which are the subject of the RFM Option Agreement, Contributor has no equity interest, either direct or indirect, in the Properties, except for the Partnership Interests which are the subject of the Agreement, and no rights or interests in any assets owned, in whole or part, directly or indirectly by Robert F. Maguire III, including without limitation, any Projects.

        2.5 No Violation. None of the execution, delivery or performance of the Agreement, any agreement contemplated thereby between the parties to this Agreement and the transactions contemplated thereby between the parties to this Agreement does or will, with or without the giving of notice, lapse of time, or both, (i) violate, conflict with, result in a breach of, or constitute a default under or give to others any right of termination, acceleration, cancellation or other right adverse to the Operating Partnership of (A) the organizational documents,



                               Exhibit D, Page 3
including the charters and bylaws, if any, of Contributor, (B) any agreement, document or instrument to which Contributor is a party or by which Contributor or its Partnership Interests are bound or (C) any term or provision of any judgment, order, writ, injunction, or decree, or require any approval, consent or waiver of, or make any filing with, any person or governmental or regulatory authority or foreign, federal, state, local or other law binding on Contributor (or its assets or properties) or, to Contributor's Knowledge, the Partnership (or its assets or properties), which has or may be reasonably expected to have an adverse effect on Contributor, the Partnership or any of their respect assets or properties, or (ii) result in the creation of any Lien upon any of the Partnership Interests.

        2.6 Non-Foreign Status. Contributor is a United States person (as defined in Section 7701(a)(30) of the Code), and is, therefore, not subject to the provisions of the Code relating to the withholding of sales proceeds to foreign persons, and is not subject to any state withholding requirements. Contributor will provide affidavits to this effect as provided for in Section 2.3(f) of the Agreement.

        2.7 Withholding. Contributor shall execute at Closing such certificates or affidavits reasonably necessary to document the inapplicability of any federal or state withholding provisions, including without limitation those referred to in Section 2.6 above. If Contributor fails to provide such certificates or affidavits, the Operating Partnership's sole remedy will be to withhold a portion of any payments otherwise to be made to Contributor as required by the Code or applicable state law.

        2.8 Investment Purposes. Contributor acknowledges his, her or its understanding that the offering and issuance of the Partnership Units to be acquired pursuant to the Agreement are intended to be exempt from registration under the Securities Act of 1933, as amended and the rules and regulations in effect thereunder (the "Act") and that the Operating Partnership's reliance on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of the Contributor contained herein. In furtherance thereof, Contributor represents and warrants to the Company as follows:

               2.8.1 Investment. Contributor is acquiring the Partnership Units solely for his, her or its own account for the purpose of investment and not as a nominee or agent for any other person and not with a view to, or for offer or sale in connection with, any distribution of any thereof. Contributor agrees and acknowledges that he, she or it will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of (hereinafter, "Transfer") any of the Partnership Units unless (i) the Transfer is pursuant to an effective registration statement under the Act and qualification or other compliance under applicable blue sky or state securities laws, or (ii) counsel for Contributor (which counsel shall be reasonably acceptable to the Operating Partnership) shall have furnished the Operating Partnership with an opinion, reasonably satisfactory in form and substance to the Operating Partnership, to the effect that no such registration is required because of the availability of an exemption from registration under the Act and qualification or other compliance under applicable blue sky or state securities laws. The term "Transfer" shall not include any redemption of the Partnership Units or exchange of the Partnership Units for REIT Shares pursuant to Section
8.6 of the OP Agreement. Notwithstanding the foregoing, no Transfer shall be made unless it is permitted under the OP Agreement.



                               Exhibit D, Page 4

               2.8.2 Knowledge. Contributor is knowledgeable, sophisticated and experienced in business and financial matters; Contributor has previously invested in securities similar to the Partnership Units and fully understands the limitations on transfer imposed by the Federal securities laws and as described in the Agreement. Contributor is able to bear the economic risk of holding the Partnership Units for an indefinite period and is able to afford the complete loss of his, her or its investment in the Partnership Units; Contributor has received and reviewed all information and documents about or pertaining to the Company, the Operating Partnership, the business and prospects of the Company and the Operating Partnership and the issuance of the Partnership Units as Contributor deems necessary or desirable, has had cash flow and operations data for the Properties made available by the Operating Partnership upon request and has been given the opportunity to obtain any additional information or documents and to ask questions and receive answers about such information and documents, the Company, the Operating Partnership, the Properties, the business and prospects of the Company and the Operating Partnership and the Partnership Units which Contributor deems necessary or desirable to evaluate the merits and risks related to his, her or its investment in the Partnership Units and to conduct its own independent valuation of the Properties; and Contributor understands and has taken cognizance of all risk factors related to the purchase of the Partnership Units. Contributor is a sophisticated real estate investor. Contributor is relying upon its own independent analysis and assessment (including with respect to taxes), and the advice of Contributor's advisors (including tax advisors), and not upon that of the Operating Partnership or any of the Operating Partnership's affiliates, for purposes of evaluating, entering into, and consummating the transactions contemplated by the Agreement.

               2.8.3 Holding Period. Contributor acknowledges that he, she or it has been advised that (i) the Partnership Units and the common stock of the Company (the "Common Stock") into which the Partnership Units may be exchanged in certain circumstances must be held indefinitely, and Contributor must continue to bear the economic risk of the investment in the Partnership Units (and any Common Stock that might be exchanged therefor), unless they are subsequently registered under the Act or an exemption from such registration is available (it being understood that the Operating Partnership has no intention of so registering the Partnership Units), (ii) a restrictive legend in the form hereafter set forth shall be placed on the certificates representing the Partnership Units (and any Common Stock that might be exchanged therefor), and
(iii) a notation shall be made in the appropriate records of the Operating Partnership (and the Company) indicating that the Partnership Units (and any Common Stock that might be exchanged therefor) are subject to restrictions on transfer.

               2.8.4 Accredited Investor. Contributor is an "accredited investor" (as such term is defined in Rule 501 (a) of Regulation D under the Act). Contributor has previously provided the Operating Partnership with a duly executed Accredited Investor Questionnaire. No event or circumstance has occurred since delivery of such Questionnaire to make the statements contained therein false or misleading.

               2.8.5 Legending. Each certificate representing the Partnership Units (and any Common Stock that might be exchanged therefor) shall bear the following legend:

        THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE



                                Exhibit D, Page 5

        SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS THE TRANSFEROR DELIVERS TO THE COMPANY AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS;

               In addition, the Common Stock for which the Partnership Units might be exchanged shall also bear a legend which generally provides the following:

        THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL AND CONSTRUCTIVE OWNERSHIP AND TRANSFER FOR THE PURPOSE OF THE CORPORATION'S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE CORPORATION'S ARTICLES OF RESTATEMENT, (i) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF THE CORPORATION'S COMMON STOCK IN EXCESS OF 9.8% (BY VALUE OR BY NUMBER OF SHARES, WHICHEVER IS MORE RESTRICTIVE) OF THE OUTSTANDING COMMON STOCK OF THE CORPORATION; (ii) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF COMMON STOCK THAT WOULD RESULT IN THE CORPORATION BEING "CLOSELY HELD" UNDER SECTION 856(h) OF THE CODE OR OTHERWISE CAUSE THE CORPORATION TO FAIL TO QUALIFY AS A REIT; AND (iii) NO PERSON MAY TRANSFER SHARES OF COMMON STOCK IF SUCH TRANSFER WOULD RESULT IN THE CAPITAL STOCK OF THE CORPORATION BEING OWNED BY FEWER THAN 100 PERSONS. ANY PERSON WHO BENEFICIALLY OR CONSTRUCTIVELY OWNS OR ATTEMPTS TO BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF COMMON STOCK IN VIOLATION OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE CORPORATION. IF ANY OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP ARE VIOLATED, THE SHARES OF COMMON STOCK REPRESENTED HEREBY WILL BE AUTOMATICALLY TRANSFERRED TO THE TRUSTEE OF A TRUST FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES. IN ADDITION, THE CORPORATION MAY REDEEM SHARES UPON THE TERMS AND CONDITIONS SPECIFIED BY THE BOARD OF DIRECTORS IN ITS SOLE DISCRETION IF THE BOARD OF DIRECTORS DETERMINES THAT OWNERSHIP OR A TRANSFER OR OTHER EVENT MAY VIOLATE THE RESTRICTIONS DESCRIBED ABOVE. FURTHERMORE, UPON THE OCCURRENCE OF CERTAIN EVENTS, ATTEMPTED TRANSFERS IN VIOLATION OF THE RESTRICTIONS DESCRIBED ABOVE MAY BE VOID AB INITIO. ALL TERMS IN THIS LEGEND THAT ARE DEFINED IN THE ARTICLES OF RESTATEMENT OF THE CORPORATION SHALL HAVE THE MEANINGS ASCRIBED TO THEM IN THE ARTICLES OF RESTATEMENT OF THE CORPORATION, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH HOLDER OF SHARES OF COMMON STOCK ON REQUEST AND WITHOUT CHARGE. REQUESTS FOR SUCH A COPY MAY BE DIRECTED TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL OFFICE.



                                Exhibit D, Page 6

               2.9 No Brokers. Contributor has not employed or made any agreement with any broker, finder or similar agent or any person or firm which will result in the obligation of the Operating Partnership or any of its affiliates to pay any finder's fee, brokerage fees or commissions or similar payment in connection with the transactions contemplated by the Agreement and Contributor shall indemnify and hold harmless the Operating Partnership for all costs and expenses incurred by the Operating Partnership as a result of a breach of this representation. The provisions of this Section 2.9 shall survive the Closing or termination of this Agreement.

               2.10 Solvency. Contributor has been and will be solvent at all times prior to and for the ninety day period immediately following the transfer of its Partnership Interests to the Operating Partnership.

               2.11 Taxes. To the Contributor's Knowledge, no tax lien or other charge exists or will exist upon consummation of the transactions contemplated hereby with respect to any Property, except such tax liens for which the tax is not due and has been reserved for payment by the Partnership or tax liens or other charges which individually or in the aggregate would not have a material adverse effect on the Operating Partnership.

               2.12 Litigation. To the Contributor's Knowledge, there is no litigation or proceeding, either judicial or administrative, pending or overtly threatened, affecting all or any portion of Contributor's Partnership Interests or Contributor's ability to consummate the transactions contemplated hereby. Contributor knows of no outstanding order, writ, injunction or decree of any court, government, governmental entity or authority or arbitration against or affecting all or any portion of its Partnership Interests, which in any such case would impair Contributor's ability to enter into and perform all of its obligations under the Agreement.

               2.13 NASD Affiliation. Contributor represents severally that neither it nor any affiliate of Contributor is a member, affiliate of a member or person associated with a member of the National Association of Securities Dealers, Inc. ("NASD"). Contributor further represents severally that neither it nor any of its affiliates owns any stock or other securities of any NASD member not purchased in the open market, or has made any outstanding subordinated loans to a NASD member. (A company or natural person is presumed to control a member of the NASD and is therefore presumed to constitute an affiliate of such member if the Company or person is the beneficial owner of 10% or more of the outstanding securities of a member which is a corporation. Additionally, a natural person is presumed to control a member of the NASD and is therefore presumed to constitute an affiliate of such a member if such person has the power to direct or cause the direction of the management or policies of such member.)

               2.14 Covenant to Remedy Breaches. Contributor covenants to use all reasonable efforts within its control (a) to prevent the breach of any representation or warranty of Contributor hereunder, (b) to satisfy all covenants of Contributor hereunder and (c) to promptly cure any breach of a representation, warranty or covenant of Contributor hereunder upon its learning of same.



                                Exhibit D, Page 7

                          ARTICLE 3 -- INDEMNIFICATION

        3.1 Survival Of Representations And Warranties; Remedy For Breach.

        (a) Subject to Section 3.6, all representations and warranties contained in this Exhibit D or in any Schedule or certificate delivered pursuant hereto shall survive the Closing.

        (b) Notwithstanding anything to the contrary in the Agreement or this Exhibit D, no party hereto shall be liable under this Exhibit D or the Agreement for monetary damages (or otherwise) for breach of any of its representations and warranties contained in this Exhibit D or the Agreement, or in any Schedule, certificate or affidavit delivered by it pursuant thereto, other than pursuant to the succeeding provisions of this Section 3.

        3.2 General Indemnification.

        (a) Contributor shall indemnify and hold harmless the Operating Partnership, the Company, and their affiliates and each of their respective directors, officers, employees, agents, representatives and affiliates (each of which is an "Indemnified Party") from and against any and all Claims, losses, damages, liabilities and expenses, including, without limitation, amounts paid in settlement, reasonable attorneys' fees, costs of investigation, costs of investigative, judicial or administrative proceedings or appeals therefrom, and costs of attachment or similar bonds (collectively, "Losses"), asserted against, imposed upon or incurred by the Indemnified Party in connection with or as a result of any breach of a representation, warranty or covenant of Contributor contained in the Agreement or in any Schedule, Exhibit, certificate or affidavit or in any other document delivered by Contributor pursuant to the Agreement.

        (b) Contributor shall indemnify and hold harmless the Indemnified Parties from and against any and all Losses asserted against, imposed upon or incurred by the Indemnified Parties in connection with or as a result of:

        (i) all fees and expenses of Contributor in connection with the transactions contemplated by the Agreement; and

        (ii) any liabilities or obligations incurred, arising from or out of, in connection with or as a result of the failure of Contributor to obtain all consents required to consummate the transactions contemplated by the Agreement.

        3.3 Payment of Indemnification. Contributor shall (as provided in
Section 3.5(b)) satisfy its obligations hereunder by the prompt delivery (paid promptly as and when expenses are incurred) to an Indemnified Party of its Partnership Units (if any). Any Partnership Units delivered to an Indemnified Party hereunder shall be valued based upon the initial public offering price of the Company's Common Stock.

        3.4 Notice and Defense of Claims. As soon as reasonably practicable after receipt by the Indemnified Party of notice of any liability or claim incurred by or asserted against the Indemnified Party that is subject to indemnification under this Article 3, the Indemnified Party shall give notice thereof to Contributor, including liabilities or claims to be applied against



                               Exhibit D, Page 8
the indemnification baskets established pursuant to Section 3.5 hereof. The Indemnified Party may at its option demand indemnity under this Article 3 as soon as a claim has been threatened by a third party, regardless of whether an actual Loss has been suffered, so long as the Indemnified Party shall in good faith determine that such claim is not frivolous and that the Indemnified Party may be liable for, or otherwise incur, a Loss as a result thereof and shall give notice of such determination to Contributor. The Indemnified Party shall assume the defense of any such claim by counsel selected by Indemnified Party and reasonably satisfactory to Contributor, and may settle or otherwise dispose of the same; PROVIDED, HOWEVER, that the Contributor may at all times participate in such defense at its own expense, which shall not be reimbursed by Indemnified Party.

        3.5 Limitations on and Threshold for Indemnification Under Section 3.2.

        (a) Contributor shall not be liable under Section 3.2 hereof unless and until the total amount recoverable by the Indemnified Parties under Section 3.2 exceeds $100,000; PROVIDED, HOWEVER, that claims for Losses arising out of a breach of representation or warranty contained in sections 2.1, 2.2, 2.4, 2.6, 2.7, and 2.9 hereof shall not be subject to such threshold amount but shall be recoverable from the first dollar of Losses; and PROVIDED FURTHER, that once the total amount recoverable by the Indemnified Parties under Section 3.2 hereof exceeds $100,000 in the aggregate, Contributor's obligation under Section 3.2 hereof shall be for the full amount of such obligation.

        (b) Notwithstanding anything contained herein to the contrary, Contributor shall not be liable or obligated to make payments under this Article 3 with respect to any Partnership Interest to the extent such payments in the aggregate would exceed (i) if the Cash-Out Option is not exercised, the value of the Partnership Units (based upon the initial public offering price of the Common Stock) received by Contributor at the Closing or (ii) if the Cash-Out Option is exercised, the amount of cash consideration received by the Contributor pursuant to the Agreement at the Closing. Notwithstanding anything contained herein to the contrary, the Indemnified Parties shall look first to Contributor's Partnership Units (if any) for indemnification under this Article 3 (and agree to treat any return of Partnership Units as an adjustment to the consideration delivered to Contributor pursuant to the Formation Transactions), then to any distributions received by Contributor in connection with Contributor's Partnership Units and then to any cash consideration paid to Contributor pursuant to this Agreement.

        3.6 Limitation Period.

        (a) Notwithstanding the foregoing, any claim for indemnification under
Section 3.2 hereof must be asserted in writing by the Indemnified Party, stating the nature of the Losses and the basis for indemnification therefor:

               (i) within one year after the Closing in the case of a claim under Section 3.2 hereof (other than a claim under Section 3.2 (a) based upon a breach of the representations, and warranties of Contributor set forth in Sections 2.1, 2.2, 2.4, 2.6, 2.7 and 2.9 hereof); and



                               Exhibit D, Page 9

               (ii) prior to the expiration of the applicable statutes of limitations in the case of a claim under Section 3.2 (a) based upon a breach of the representations and warranties of Contributor set forth in Sections 2.1, 2.2, 2.4, 2.6, 2.7 and 2.9 hereof.

        (b) If so asserted in writing within one year after the Closing or prior to the expiration of the applicable statute of limitation, as applicable, such claims for indemnification shall survive until resolved by mutual agreement between Contributor and the Indemnified Party or by judicial determination. Any claim for indemnification not so asserted in writing within one year after the Closing or prior to the expiration of the applicable statute of limitation, as applicable, shall not thereafter be asserted and shall forever be waived.



                               Exhibit D, Page 10